UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

AEON Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AEON Biopharma, Inc.

5 Park Plaza, Suite 1750

Irvine, CA 92614

April 29, 2025

Dear Fellow Stockholders:

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of AEON Biopharma, Inc. (“AEON” or the “Company”) on June 13, 2025 at 10:00 a.m. (Pacific Time). Our Annual Meeting will be held at our offices at 5 Park Plaza, Suite 1750, Irvine, California 92614.

The attached Notice of Annual Meeting of Stockholders (the “Notice Card”) and 2025 Proxy Statement (the “Proxy Statement”) contain details of the business to be conducted at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote. It is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by telephone or electronically via the Internet or by completing and returning your signed proxy card in the enclosed postage-paid envelope or to the address indicated on your proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card does not deprive you of the right to attend the Annual Meeting in person and vote your shares during the Annual Meeting for the business matters acted upon. Additional attendance, participation and voting information is included in the Proxy Statement and with your proxy materials.

As the newly appointed President and Chief Executive Officer of AEON, I am energized by our mission to provide life enhancing treatments for debilitating medical conditions. On behalf of the Board of Directors and management, we appreciate your continued support, confidence and investment in AEON Biopharma, Inc.

/s/ Robert Bancroft

Robert Bancroft

President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, June 13, 2025, 10:00 a.m. (Pacific Time)

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of AEON Biopharma, Inc. (the “Company”) will be held on Friday, June 13, 2025, at 10:00 a.m. (Pacific Time). The Annual Meeting will be held at our offices at 5 Park Plaza, Suite 1750, Irvine, California 92614.

Items of Business

1.

Elect Jost Fischer and Eric Carter as Class II directors to hold office until the Company’s 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025; and

3.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Record Date

The record date for the Annual Meeting is April 21, 2025 (“Record Date”). Only holders of shares of Common Stock as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Company at investor.relations@aeonbiopharma.com, stating the purpose of the request and providing proof of ownership of Company stock.

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at AEON’s principal executive office during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Voting Your Proxy

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Stockholders are encouraged to attend, participate in and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2025 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the Annual Meeting if you attend and participate in the Annual Meeting.

Please refer to the accompanying Proxy Statement for additional details and important information about the Annual Meeting.

By Order of the Board of Directors:

/s/ Robert Bancroft

Robert Bancroft

President, Chief Executive Officer and Director

April 29, 2025

AEON Biopharma, Inc.

5 Park Plaza, Suite 1750

Irvine, CA 92614

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

This 2025 proxy statement (the “Proxy Statement”) includes certain information about AEON Biopharma, Inc. (the “Company,” “AEON,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2025 Annual Meeting of Stockholders to be held at our offices at 5 Park Plaza, Suite 1750, Irvine, California 92614 on Friday, June 13, 2025 at 10:00 a.m. (Pacific Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding AEON’s 2024 performance, you are encouraged to review the Company’s 2024 Annual Report to Stockholders (the “2024 Annual Report”) or our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”).

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

●	the full set delivery option; or
●	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Notice Only Option

Under the notice only option, which we have elected to use for the Annual Meeting, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

●	information regarding the date and time of the Annual Meeting as well as the items to be considered at the meeting;
●	information regarding the website where the proxy materials are posted; and
●	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. In connection with our Annual Meeting, we have elected NOT to use the full set delivery option. Accordingly, you will not receive the proxy materials by mail unless requested as set described above.

We May Use the Full Set Delivery Option in the Future

Although we have elected to use the notice only option in connection with the Annual Meeting, we may choose to use the full set delivery option in the future. Many companies that have used the notice only option have experienced a lower participation rate resulting in fewer stockholders voting at their annual meeting. However, by reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider future use of the full set delivery option.

Delivery of Proxy Materials

On or about April 29, 2025, this Proxy Statement, an accompanying proxy card, the Notice Card and the 2024 Form 10-K will be mailed to stockholders and will be made available to stockholders on our Investor Relations website at https://investors.aeonbiopharma.com/overview. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

The only outstanding voting securities of AEON are shares of our Class A Common Stock (“Common Stock”), of which there were 10,646,615 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Friday, June 13, 2025 at 10:00 a.m. (Pacific Time) at our offices at 5 Park Plaza, Suite 1750, Irvine, California 92614. Record holders of our Common Stock as of the close of business on April 21, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon.

How do I attend the Annual Meeting and vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on the following two proposals described in this Proxy Statement:

Proposal 1:

Elect Jost Fischer and Eric Carter as Class II directors to hold office until the Company’s 2028 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Proposal 2:	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2025.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a registered stockholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.

When is the Record Date, and who is entitled to vote?

All holders of record of shares of Common Stock at the close of business on April 21, 2025 are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 10,646,615 shares of our Common Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote.

How do I vote my shares without attending the Annual Meeting?

You may vote your shares prior to the Annual Meeting in any of the following three ways:

●	Internet - Visit www.proxyvote.com or the website shown on your Notice Card, proxy card or voting instruction form, and follow the instructions on how to vote your shares and complete an electronic proxy card. You will need the 16-digit control number included on your Notice Card to vote by Internet.

●	Telephone - Call 800-690-6903 or the toll-free telephone number shown on your Notice Card, proxy card or voting instruction form. You will need the 16-digit control number included on your Notice Card to vote by telephone.

●	Mail - Complete, sign and date your proxy card where indicated, and return the proxy card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.

What is the deadline for submitting a proxy?

In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for stockholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on June 12, 2025. Proxy cards with respect to shares held of record must be received prior to the start of the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR each of the Class II director nominees to the Board set forth in this Proxy Statement.

●	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025.

How many votes are required to approve each proposal?

Proposal 1:

Our directors are elected by a plurality of the votes cast. This means that the director nominees receiving the highest number of affirmative “FOR” votes cast, by holders of shares of our Common Stock voting together as a single class, even if less than a majority, will be elected. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting. Because this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Any broker non-votes will have no effect on the outcome of this proposal. There is no cumulative voting.

Proposal 2:

The proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2025 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter by holders of shares of our Common Stock voting together as a single class. A vote marked as an “abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal. Also, because this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter. However, if there are any broker non-votes, they will have no effect on the outcome of this proposal.

What if I do not specify how my shares are to be voted?

If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the Class II director nominees named in Proposal 1 and FOR Proposal 2.

Can I change my vote after I have delivered my proxy card or voting instruction form?

Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered stockholder, you may change your vote and revoke your proxy by taking one of the following actions:

●	Delivering a written notice of revocation to our Chief Legal Officer at our principal executive offices (our address is provided under the “Principal Executive Offices” section), provided such statement is received no later than June 12, 2025.

●	Voting again by Internet or telephone at a later time but before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on June 12, 2025.

●	Submitting a properly signed proxy card with a later date that is received by the Company no later than June 12, 2025.

●	Attending the Annual Meeting and voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Chief Legal Officer before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

If your shares are registered in your name directly with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered stockholder and should provide you with a Notice Card or voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.

What constitutes a quorum?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, then (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What are abstentions and broker non-votes?

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions or votes “withheld” will not be included in the tabulation of voting results for Proposals 1 and 2.

Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). On the other hand, the proposal regarding the election of directors (Proposal 1) is a non-routine matter and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes will have no effect on any of Proposals 1 and 2.

What does it mean if I receive more than one Notice Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of the Company will act as inspector of election.

Who will pay for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We may also engage the services of a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting, and we expect to publish the final voting results in a Current Report on Form 8-K filed with the SEC within the four business day deadline of the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation provides that the number of directors shall be established from time to time by our Board. Our Board has fixed the number of directors at seven, and as of the date of this Proxy Statement, there are seven members of our Board.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for reelection no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor or his or her earlier death, resignation, disqualification or removal. Generally, subject to the Amended and Restated Stockholders Agreement described herein, vacancies or newly created directorships will be filled, upon the recommendation of the Nominating & Corporate Governance Committee, only by (i) the vote of a majority of the directors then in office, although less than a quorum, or (ii) a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.

Current Directors, Classes and Terms

Our current directors and their respective classes and terms are set forth below. The current term of the Class II directors ends at the Annual Meeting, and Class I directors and Class III directors at the 2027 and 2026 annual meeting of stockholders, respectively.

CLASS I	CLASS II	CLASS III

Robert Palmisano	Jost Fischer	Marc Forth

Shelley Thunen	Dr. Eric Carter	Seongsoo Park

Robert Bancroft

Nominees for Director

Mr. Fischer and Dr. Carter have been, upon the recommendation of the Nominating & Corporate Governance Committee, nominated by the Board to stand for election. As the directors assigned to Class II, the current terms of service of Mr. Fischer and Dr. Carter will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Fischer and Dr. Carter will each serve for a term expiring at our annual meeting of stockholders to be held in 2028 (the “2028 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.

Each person nominated for election has consented to be named and to serve as a director if elected at the Annual Meeting, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Director & Director Nominee Qualifications and Biographical Information

The following pages contain professional and other biographical information (as of April 29, 2025) for each director nominee and each director whose term as a director will continue after the Annual Meeting, including all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly traded companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees possess the characteristics noted in our Corporate Governance Guidelines. In accordance with those guidelines, the Board and the Nominating & Corporate Governance Committee consider personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2028 Annual Meeting

Class II Directors	Age	Director Since	Current Position at AEON

Jost Fischer	70	2017	Chairman and Director

Eric Carter, Ph.D, M.D.	73	2023	Director

Jost Fischer has served as a member of our Board since February 2017. Mr. Fischer is the co-owner of Dental Innovations BVBA. Mr. Fischer served as a member and the chairman of the board of directors and as Chief Executive Officer of Sirona from June 2006 to February 2013, as Chief Executive Officer from April 2002 to February 2013, and as President from April 2002 to September 2010. Prior to joining Sirona, Mr. Fischer served as President and Chief Executive Officer of The Hoermann Group, an international conglomerate in the telecommunication and automotive industry, and held senior management positions with PWA Group, a European paper group, including President and Chief Executive Officer of PWA’s printing division and President and Chief Executive Officer of PWA Dekor GmbH. In addition, Mr. Fischer serves on the board of directors of a number of private companies. Mr. Fischer received a Master’s Degree in Economics from the University of Saarbruecken, Germany. We believe that Mr. Fischer is qualified to serve on our Board based on his extensive business and leadership experience, as well as his experience as a director of public and private companies.

Eric Carter, Ph.D., M.D. has served as a member of our Board since the Closing of the Business Combination. Since April 2021, Dr. Carter has served as Chief Medical Officer for IACTA Pharmaceuticals and in January 2022 he became a member of the board of directors of Visgenx, where he also serves as the chair of the scientific advisory committee. From March 2016 to February 2022, Dr. Carter served as a member of the board of directors of Bioniz Therapeutics and chaired the scientific advisory committee. From September 2017 to May 2021, Dr. Carter served as a member of the board of directors of Adverum Biotechnologies, Inc. Dr. Carter served as Interim Chief Medical Officer of Alder BioPharmaceuticals, Inc. from April 2018 to January 2019. Dr. Carter served as senior vice president, chief medical officer, and global head of clinical and non-clinical development of Allergan, Inc. from 2011 through a period of significant growth until its acquisition by Actavis, plc in 2015. Prior to Allergan, Dr. Carter served as chief scientific officer, head of research and development, and chief medical officer of King Pharmaceuticals from 2007 until the company was acquired by Pfizer, Inc. in 2011. From 2001 to 2007, he worked for GlaxoSmithKline plc in positions of increasing responsibility within the global clinical development and medical affairs areas. After serving in academia at the University of North Carolina School of Medicine, the UCLA Fielding School of Public Health, and the University of California, Berkeley, Dr. Carter began his pharmaceutical career at Pharmacia Corporation, a pharmaceutical company, in 1993. He received a B.Sc. in Biochemistry from the University of London, a Ph.D. in Biochemistry from the University of Cambridge, and an M.D. from the

University of Miami School of Medicine. We believe that Dr. Carter is qualified to serve on our Board based on his extensive industry and leadership experience.

Class III Directors Whose Terms Expire at the 2026 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at AEON

Marc Forth	54	2023	Director

Seongsoo Park	49	2024	Director

Marc Forth is a member of the Board. Mr. Forth previously served as the President and Chief Executive Officer of AEON from December 2019 until April 2025, and was Chief Executive Officer of ABP Sub Inc., Old AEON’s wholly owned subsidiary prior to the merger of ABP Sub, Inc. with and into Old AEON (the “Subsidiary Merger”), also starting in May 2019. Prior to that time, Mr. Forth was the Senior Vice President of Allergan PLC and Division Head for the U.S. Neurosciences, Urology and Medical Dermatology Division. Mr. Forth was responsible for all aspects of the commercialization of both current and future products within Neurosciences, Urology and Medical Dermatology, most notably Botox for all therapeutic uses from February 2014 to May 2019. Mr. Forth has held various leadership roles within Allergan since June 2003, including Vice President, Sales and Marketing Urology from February 2011 to February 2014 and Vice President, Specialty Therapeutics from July 2008 to February 2011. From June 2003 to July 2008, Mr. Forth also worked in various roles of increasing responsibility most notably focused on U.S. Aesthetics (Botox Cosmetic) and Global Strategic Marketing (Botox Therapeutic). Prior to Allergan, Mr. Forth held various Sales and Marketing roles of increasing responsibility at TAP Pharmaceutical Inc., a specialty company focused on Urology, Oncology, Gynecology and Gastroenterology. Mr. Forth received a B.S. in Business Administration from California State University, Fresno and a Graduate Marketing Certification from Southern Methodist University. We believe that Mr. Forth is qualified to serve on our Board based on his extensive business and leadership experience.

Seongsoo Park has served on our Board since April 2024 as the designee of Daewoong. Mr. Park has served as the Chief Executive Officer of Daewoong since April 2024. From April 2015 to March 2024, Mr. Park served as the Executive Vice President and Division Head of Daewoong. As an Executive Vice President, Mr. Park was responsible for research, product development, manufacturing, product commercialization, marketing, securing regulatory approvals, and managing international partnerships. Prior to his positions at Daewoong, Mr. Park was Head of Daewoong America Inc. from August 2011 to March 2015. Mr. Park has been a director at Daewoong since March 2023 and was a director at Daewoong Co., Ltd., an affiliate of Daewoong, from March 2021 to March 2023. In addition, Mr. Park is currently a director at iN Therapeutics Co., Ltd. and DNHoldings Co, Ltd., both private companies, as well as the Korea Drug Research Association, a non-profit organization. Mr. Park holds a bachelor’s degree in Manufacturing Pharmacy and a master’s degree in Medicinal Chemistry, both of which he earned from Seoul National University. Mr. Park is also a licensed pharmacist (RPh) in Korea. The Company believes that Mr. Park is qualified to serve on the Board based on his extensive industry and leadership experience, as well as his experience as a director of public and private companies.

Class I Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at AEON

Robert Palmisano	80	2023	Director

Shelley Thunen	72	2023	Director

Robert Bancroft	60	2025	President, Chief Executive Officer and Director

Robert Palmisano has served on our Board since July 21, 2023, the date on which we closed (the “Closing”) the business combination (the “Business Combination”) with Priveterra Acquisition Corp. (“Priveterra”). Mr. Palmisano was Priveterra’s Chairman and Chief Executive Officer from December 2020 until the Closing of the Business Combination. Mr. Palmisano has over 40 years of experience in various sectors within the healthcare industry and has been in leadership roles at several prominent global medical technology companies. Mr. Palmisano’s first role as President and Chief Executive Officer in the medical technology sector began in 1997, at Summit Technology Inc., a manufacturer of ophthalmic laser systems, which he held until 2000 when the company was acquired by Alcon Laboratories Inc. From 2001 to 2003, Mr. Palmisano served as President and Chief Executive Officer of MacroChem Corporation, a specialty pharmaceutical company that develops and commercializes topical pharmaceutical products. In 2003, Mr. Palmisano became the President and Chief Executive Officer of IntraLase Corp. (“IntraLase”), an ophthalmic laser technology company with a post-money valuation of $74 million at the time. Mr. Palmisano guided IntraLase through its initial public offering in 2004, with a post-money valuation of approximately $340 million, until its 2007 acquisition by Advanced Medical Optics, Inc. (“Advanced Medical Optics”) in a transaction valued at approximately $800 million in equity value. Following the sale of IntraLase, Mr. Palmisano became Chief Executive Officer of ev3 Inc. (“ev3”) in 2008, a global endovascular device company, which had a market capitalization of approximately $790 million, and held the role until 2010 when the company was acquired by Covidien plc in a transaction valued at approximately $2.6 billion in equity value. Following the sale of ev3, Mr. Palmisano became the President and Chief Executive Officer of Wright Medical Group N.V. in 2011, which had a market capitalization of approximately $850 million, and held the role until 2020 when the company was acquired by Stryker Corporation (NYSE:SYK) in a transaction valued at $4.7 billion in equity value. Mr. Palmisano previously served on the board of directors of Avedro, Inc., ev3 Inc., Osteotech, Inc., (NYSE: MDT), Advanced Medical Optics, Entellus Medical, Inc. and Bausch & Lomb. We believe Mr. Palmisano is qualified to serve on our Board due to his executive experience with several prominent global medical technology companies.

Shelley Thunen has served on our Board since the Closing of the Business Combination. Since February 2017, Ms. Thunen has served as the Chief Financial Officer of RxSight, Inc. (NASDAQ: RXST) where she began in January 2016 as its Chief Administrative Officer. From January 2013 to October 2015, Ms. Thunen served as the Chief Financial Officer of Endologix, Inc. (NASDAQ:ELGX). From August 2010 to December 2012, Ms. Thunen served as Associate General Manager of Alcon LenSx, Inc. Prior to Alcon’s (NYSE:ALC) acquisition of LenSx, Inc. in August 2010, she served as a board member and chair of the audit committee from April 2008 to August 2010, as well as Chief Financial Officer and Vice President, Operations from November 2009 to August 2010. Ms. Thunen joined IntraLase Corp. (NASDAQ:ILSE) in May 2001 and was its Chief Financial Officer and later Executive Vice President & Chief Financial Officer until its acquisition by Advanced Medical Optics, Inc. (NYSE:EYE) in April 2007. Ms. Thunen served on the board of directors of eyeonics, Inc. from June 2007 to February 2008, and as a board member and chair of the audit committee of Restoration Robotics, Inc. (NASDAQ:HAIR) from July 2015 to November 2019, prior to its acquisition by Venus Concept Inc. (NASDAQ:VERO). She also has served as a board member and audit committee chair of Surface Ophthalmics, Inc. since August 2020. Ms. Thunen received a B.A. in economics and an M.B.A. from the University of California, Irvine. We believe Ms. Thunen is qualified to serve on our Board due to her extensive industry knowledge and leadership experience.

Robert Bancroft has served as our President, Chief Executive Officer and on our Board since April 2025. Prior to joining our Company, he served as General Manager of the Therapeutics business at Revance Therapeutics, Inc., a biopharmaceutical company specializing in innovative neuromodulator development and commercialization for both aesthetic and therapeutic markets, from August 2021 until its acquisition by Crown Laboratories in February 2024. Prior to this, Mr. Bancroft was Senior Vice President of Strategic Development at Smith & Nephew, a global medical device company, from January 2013 to October 2015. He also served as Chief Executive Officer of QMENTA, a neuroimaging SaaS startup, where he guided the company through the COVID-19 pandemic and led a successful post-seed funding round. Mr. Bancroft earned his B.S. in Biology from Indiana University and his M.B.A. from the University of Southern California. We believe Mr. Bancroft is qualified to serve on our Board due to his extensive leadership experience in the life sciences industry.

BOARD RECOMMENDATION

The Board unanimously recommends a vote FOR the election of each of Mr. Fischer and Dr. Carter as a Class II director to the Board to hold office until the 2028 Annual Meeting and until his respective successor has been duly elected and qualified.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. KPMG has served as our independent registered public accounting firm since 2023. Upon consideration of these and other factors, the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of KPMG is not required by our Bylaws or otherwise, we value the views of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of KPMG is not ratified by the stockholders, the Board and Audit Committee may reconsider its selection. Even if the appointment of KPMG is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

On September 28, 2023, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”) as the independent registered public accounting firm for AEON Biopharma Sub, Inc. (the “Operating Company”), effective as of September 28, 2023. The dismissal of EY as the independent registered public accounting firm of the Operating Company was not the result of any disagreement with EY. EY’s audit report on the Operating Company’s financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 did not provide an adverse opinion or disclaimer of opinion to the Operating Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding the Operating Company’s ability to continue as a going concern. During the Operating Company’s fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through the Dismissal Date, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Operating Company and EY on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports on the financial statements of the Operating Company for such years. The Company, on behalf of the Operating Company, provided EY with a copy of the foregoing disclosures and requested that EY furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether EY agrees with the statements made by the Company set forth above. A copy of EY’s letter, dated October 2, 2023, was included as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2023.

On September 28, 2023, the Board approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements. Prior to KPMG’s appointment, neither the Company nor anyone on the Company’s behalf consulted with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth the fees of KPMG, our independent registered public accounting firm, and EY, our former independent registered public accounting firm, billed to the Company in each of the last two fiscal years.

Fee Category	2024	2023
Audit Fees	$1,109,000	$1,867,330
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,109,000	$1,867,330

Audit Fees

Audit fees consisted of fees for professional services provided in connection with the audit of AEON’s annual consolidated financial statements, the performance of interim reviews of AEON’s quarterly unaudited financial information, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

Audit-related fees consisted of fees related to audits of certain employee benefit plan financial statements, accounting consultations in connection with proposed or pending transactions, or other agreed upon procedures that are not classified as audit fees.

Tax Fees

Tax fees consisted primarily of the fees related to sales and use tax including nexus studies, registrations and compliance.

All Other Fees

All other fees consisted of subscription license fees.

Pre-Approval Policies and Procedures

The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

The above-described services provided to us by EY prior to the closing of the Business Combination were provided under engagements entered into prior to our adoption of our pre-approval policies and, following the closing of the Business Combination, in accordance with such policies.

BOARD RECOMMENDATION

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the “Corporate Governance- Audit Committee” section of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee (i) received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and (ii) discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

The Audit Committee:

Shelley Thunen, Chair
Dr. Eric Carter
Jost Fischer

EXECUTIVE OFFICERS

Our executive officers are appointed by the Board in accordance with our Bylaws. The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 29, 2025. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position at AEON
Robert Bancroft	60	President, Chief Executive Officer and Director
Chad Oh, M.D.	67	Chief Medical Officer
Alex Wilson	39	EVP, Chief Legal Officer & Corporate Secretary
Jennifer Sy	40	Chief Accounting Officer

Mr. Bancroft’s biography is provided under the “Proposal 1-Election of Directors” section of this Proxy Statement.

Chad Oh, M.D. is our Chief Medical Officer and has served in this position since June 2021. Prior to that, he served as the Vice President for the Propharma Group from August 2018 to June 2021. From January 2017 to January 2018, Dr. Oh served as Vice President of Clinical Development for Revance Therapeutics. Dr. Oh has held various positions, including as Medical Director and as Vice President, for a number of biotechnology and pharmaceutical companies with a specific concentration in clinical development of certain therapeutic areas, including autoimmune diseases, respiratory diseases, CNS, oncology, and rare orphan diseases from 2008 to 2017. Dr. Oh is board-certified in Allergy and Immunology and Pediatrics and served as the Chief of Allergy & Immunology at the UCLA-Harbor Medical Center from 1995 to 2008. He completed a research fellowship in neurology at Northwestern University, School of Medicine in Chicago, residency in pediatrics at Rush-Presbyterian-St Luke’s Medical Center in Chicago, and a clinical fellowship in allergy and immunology at the National Institutes of Allergy and Infectious Diseases, Bethesda, Maryland. Dr. Oh graduated from Kyung-Hee University in the School of Medicine in Seoul, South Korea. He has published multiple scientific papers, book, book chapters, and abstracts, including 38 peer-reviewed original scientific papers.

Alex Wilson is our Executive Vice President, Chief Legal Officer and Secretary, and has served in similar roles as General Counsel and Corporate Secretary since August 2021. Prior to joining AEON, Mr. Wilson was the Associate General Counsel of Business Development & Sustainability of Glaukos Corporation. Before Glaukos, Mr. Wilson was counsel at O’Melveny & Myers LLP where his practice focused on acquisitions, dispositions and capital markets transactions as well as corporate governance matters for a broad range of public and private company clients in a variety of industries, including healthcare, manufacturing and technology. Mr. Wilson received a B.S. in Business Management from Brigham Young University and a J.D. from the UCLA School of Law.

Jennifer Sy is our Chief Accounting Officer. Ms. Sy has served as our Chief Accounting Officer since April 2025. Prior to this, Ms. Sy served as our Vice President, Corporate Controller since August 2023. Ms. Sy has held a variety of senior management positions with public and private companies in the technology, software and healthcare industries. Prior to joining the Company, Ms. Sy served as Corporate Controller at Nogin, Inc. from November 2021 to May 2023. From March 2018 to November 2021, she served as Director of Finance at Prospect Medical Holdings, Inc. From April 2014 to January 2018, she served as Controller at Eagle Business Performance Services. From August 2009 to March 2014, she served as Accounting Manager for the North America division at QAD, Inc. In these roles, she had overall responsibility for the corporate accounting and financial reporting functions. Ms. Sy began her career at Deloitte LLP as an external auditor from September 2006 to July 2009. Ms. Sy is a certified public accountant and holds a bachelor’s degree in business economics with a minor in accounting from the University of California, Los Angeles.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be found on our Investor Relations website at https://investors.aeonbiopharma.com/overview, or you may request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section of this Proxy Statement. Among the topics addressed in our Corporate Governance Guidelines include:

● Board independence and qualifications	● Stock Ownership
● Executive sessions of independent directors	● Board access to senior management
● Selection of new directors	● Board access to independent advisors
● Director orientation and continuing education	● Board self-evaluations
● Limits on board service	● Board meetings
● Change of principal occupation	● Meeting attendance by directors and non-directors
● Term limits	● Meeting materials
● Director responsibilities	● Board committees, responsibilities and independence
● Director compensation	● Succession planning

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer according to the Board’s determination that utilizing one or the other structure would be in the best interests of the Company and our stockholders. If the Board Chairperson is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment of a lead independent director (the “Lead Director”) by the independent directors of the Board. The Lead Director’s responsibilities include but are not limited to (i) presiding over all meetings of the Board at which the Board Chairperson is not present, including any executive sessions of the independent directors, (ii) approving Board meeting schedules and agendas and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Board Chairperson qualifies as independent, such Chairperson will serve as Lead Director.

The positions of our Board Chairperson and our Chief Executive Officer are currently held by two separate individuals. Mr. Fischer serves as Chairman of the Board, and Mr. Bancroft serves as our Chief Executive Officer. In his capacity as the independent Board Chairman, Mr. Fischer also performs the functions of the Lead Director.

The Board believes that our current leadership structure of having two separate individuals serve as Chief Executive Officer and Chairperson of the Board is in the best interests of the Company and its stockholders. The Board also believes that this structure strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day leadership and Company performance and the Board Chairperson’s responsibility to guide the overall strategic direction of our Company, provide oversight of our corporate governance and guidance to our Chief Executive Officer and establish the agenda for, and preside over, Board meetings.

The Board will continue to periodically review our leadership structure and make such changes in the future as the Board deems appropriate and in the best interests of the Company and our stockholders.

Director Independence

Under our Corporate Governance Guidelines and the applicable NYSE American rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE American rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Ms. Thunen or Messrs. Fischer, Carter or Palmisano, representing four of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NYSE American rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our Common Stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Eric Carter, Ph.D., M.D.	✓	✓
Jost Fischer	✓	Chair
Marc Forth
Bob Palmisano		✓	Chair
Seongsoo Park
Shelley Thunen	Chair		✓
Robert Bancroft

Audit Committee

Our Audit Committee is responsible for, among other things:

●	Overseeing our accounting and financial reporting process;

●	Appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for AEON;

●	Discussing with our independent auditor any audit problems or difficulties and management’s response;

●	Pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under applicable SEC rules);

●	Reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;

●	Discussing our risk management policies, oversee management of such risks and discuss with management the steps management has taken to monitor and control such risks;

●	Reviewing and approving or ratifying any related person transactions;

●	Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	Preparing the Audit Committee report required by SEC rules.

Our Audit Committee consists of Ms. Thunen, who serves as chair, Dr. Carter and Mr. Fischer. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE American rules and regulations. Our Board has affirmatively determined that each member of our Audit Committee qualifies as “independent” under NYSE American’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. In addition, our Board has determined that Ms. Thunen qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	Reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

●	Reviewing and approving or recommending to the Board the compensation of our other executive officers;

●	Administering our equity incentive plans and other incentive compensation programs, and administering our clawback policy;

●	Reviewing, adopting, amending and terminating severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	Reviewing and establishing general policies relating to the compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee consists of Mr. Fischer, who serves as chair, Dr. Carter and Mr. Palmisano. Our Board has determined that each member of our Compensation Committee qualifies as “independent” under NYSE American’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE American rules.

Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. Whereas the Company had previously engaged Compensia to serve as its independent outside compensation consultant, in an effort to conserve funds, the Compensation Committee did not engage Compensia or any other compensation consultant in 2024.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee is responsible for, among other things:

●	Identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;

●	Recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;

●	Developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and

●	Overseeing the annual evaluations of our Board, its committees and management.

Our Nominating & Corporate Governance Committee consists of Mr. Palmisano, who serves as chair, and Ms. Thunen. Our Board has determined that each member of our Nominating & Corporate Governance Committee qualifies as “independent” under applicable NYSE American rules applicable to Nominating & Corporate Governance Committee members.

Board and Board Committee Meetings and Attendance

For the fiscal year 2024, our Board met sixteen times, the Audit Committee met five times, and the Compensation Committee met two times and the Nominating & Corporate Governance Committee met once. In 2024, each of our incumbent directors then-serving attended at least 80% of the meetings of the Board and committees on which they served as a member.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Also, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors is presided over by the Chairperson of the Board if the Chairperson qualifies as independent or, alternatively, by the Lead Director, if any, if the Chairperson does not qualify as independent, or a director designated by the independent directors.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.

Director Nominations Process

The Nominating & Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating & Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. The Nominating & Corporate Governance Committee may take into account many factors, including but not limited to (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) strong finance experience; (iv) relevant social policy concerns; (v) experience relevant to the Company’s industry; (vi) experience as a board member or executive officer of another publicly held company; (vii) relevant academic expertise or other proficiency in an area of the Company’s operations; (viii) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; (ix) diversity of background and perspective; (x) practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and (xi) any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the Nominating & Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

In identifying prospective director candidates, the Nominating & Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating & Corporate Governance Committee also may, but need not, retain a search firm in order to assist with identifying candidates to serve as directors of the Company. The Nominating & Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating & Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide an appropriate blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating & Corporate Governance Committee also may assess the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.

The Company appointed Seongsoo Park, a designee of Daewoong, to the Board, effective as of April 12, 2024, to serve as a Class III director (with a term scheduled to expire at the Company’s 2026 annual meeting of stockholders). Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The Nominating & Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company must: (i) be in writing; (ii) include any supporting material the stockholder considers appropriate in support of that recommendation; (iii) include information required by SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate; (iv) include a written consent of the candidate to serve as one of our directors if elected; and (v) comply with our Bylaws with respect to stockholder recommendations and nominations of director candidates. Stockholders who want to propose a candidate for consideration may do so by submitting in writing the above information to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. All recommendations and nominations for director candidates received by the Chief Legal Officer that satisfy the five requirements set forth above will be presented to the Nominating & Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws and SEC rules. These timing requirements are also described under the section “Stockholder Proposals and Director Nominations” in this Proxy Statement.

Board Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function primarily by its Audit Committee, as well as its Compensation Committee and Nominating & Corporate Governance Committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.

The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for enterprise risk management, including the management of financial risks. The Audit Committee also reviews and discusses our guidelines and policies with respect to risk assessment and risk management, as well as discusses with Company management the steps that management has taken to monitor and control such exposures. Also, the Audit Committee discusses with our management and independent registered public accounting firm any correspondence with regulators or government agencies that raise material issues regarding our financial statements or accounting policies. Additionally, the Audit Committee periodically discusses with our management the Company’s information technology initiatives, which includes education on cybersecurity and other risks relevant to AEON, including safeguards to prevent or detect cybersecurity incidents that could be harmful to the Company. The Compensation Committee assists the Board by overseeing the management of risks relating to executive compensation, including review of incentive compensation arrangements and regulatory compliance to confirm that incentive pay does not encourage unnecessary risk-taking. Also, the Compensation Committee reviews and discusses, at least annually, the relationship between compensation-related risk management policies and practices, regulatory compliance, corporate strategy and senior executive compensation. The Nominating & Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee and other corporate governance information are available on our Investor Relations website at https://investors.aeonbiopharma.com/overview. You may also request hard copies by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is attached as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025.

Clawback Policy

We maintain a Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement, our Compensation Committee shall require the officer to forfeit all or part of any applicable incentive compensation received by the officer during the covered period. For purposes of this policy, incentive compensation means any compensation that is earned, granted, or vested based wholly or in part upon the attainment of a financial reporting measure, and which may include time-vesting or performance-vesting equity compensation (in addition to other forms of compensation). Our Clawback Policy complies with the requirements of the SEC and NYSE American rules implemented pursuant to the Dodd-Frank Act. A copy of our Clawback Policy is attached as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code is available on our Investor Relations website at https://investors.aeonbiopharma.com/overview. You may also request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section. In addition, we intend to post on our website all disclosures that are required by applicable SEC and NYSE American rules concerning any amendments to, or waivers of, any provisions of our Code.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. The Chief Legal Officer will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2024, our “named executive officers” and their positions were as follows:

●	Marc Forth, our former President and Chief Executive Officer;

●	Chad Oh, our Chief Medical Officer; and

●	Alex Wilson, our Executive Vice President, Chief Legal Officer and Corporate Secretary.

On March 24, 2025, Marc Forth resigned as the Company’s President and Chief Executive Officer, effective April 4, 2025. On March 27, 2025, Jost Fischer, the Chairman of the Board, was appointed to serve as Interim Chief Executive Officer and on April 3, 2025, Mr. Fischer was appointed to serve as Interim President, Chief Executive Officer and principal executive officer of the Company, effective as of April 4, 2025. Effective April 29, 2025, Robert Bancroft was appointed as our President and Chief Executive Officer.

The number of shares subject to stock options and restricted stock units (“RSUs”) covering our Common Stock, and with respect to stock options, the per share exercise prices of each, reported in this section reflect the number of shares and exercise prices of such equity awards on a post-split basis by reflecting adjustments that occurred in connection with the reverse-stock-split effective February 26, 2025 at a ratio of 1-for-72 that was approved at a Special Shareholder Meeting on February 24, 2025.

We are an “emerging growth company,” as that term is used in the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023 and December 31, 2024.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Total
Marc Forth	2024	$550,000	$-	$392,557	$4,102,042	$5,044,599
Former President and Chief Executive Officer	2023	$550,000	$398,750	$3,033,628	$-	$3,982,378

Chad Oh	2024	$425,000	$42,500	$160,226	$1,674,287	$2,302,013
Chief Medical Officer	2023	$425,000	$136,000	$1,088,640	$-	$1,649,640

Alex Wilson	2024	$400,000	$24,000	$150,212	$1,569,644	$2,143,856
Chief Legal Officer	2023	$366,301	$151,096	$882,680	$-	$1,400,077

(1)	Amounts reflect annual bonuses earned by the named executive officers in 2024 further described below in “— Bonuses.”
(2)	Amounts reflect the full grant date fair value of restricted stock units (“RSUs”) and stock options granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of such awards in Note 10 Share based Compensation Stock Incentive Plans to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Narrative to Summary Compensation Table

2024 Salaries

The named executive officers receive base salaries to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The annual base salaries in 2024 for Mr. Forth, Dr. Oh and Mr. Wilson were $550,000, $425,000 and $400,000, respectively. The actual base salaries earned by our named executive officers for services in 2024 are set forth above in the Summary Compensation Table in the column titled “Salary.”

2024 Bonuses

In 2024, each named executive officer participated in our annual discretionary incentive plan under which cash incentive payments were awarded based on the achievement of key performance indicators as determined by our board of directors. For 2024, Mr. Forth was eligible to receive a bonus of up to 100% of his base salary and Dr. Oh and Mr. Wilson were each eligible to receive a bonus of up to 40% of their respective base salaries, in each case, pursuant to the terms of their employment agreements described below under “— Executive Compensation Arrangements.”

Annual bonuses for our named executive officers were awarded at the discretion of our board of directors, and were based on our board of directors’ general assessment of each executive’s individual performance and individual contributions to the achievement of specified pre-established performance criteria, including one or more of the following: (i) corporate development milestones; (ii) corporate operational milestones; (iii) milestones related to an initial public offering or qualified financing; (iv) key financial budget metrics for 2024; and (v) achievement of product development milestones.

The actual annual cash bonuses earned by Mr. Forth, Dr. Oh and Mr. Wilson under the bonus program for 2024 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.” Mr. Forth resigned as the Company’s President and Chief Executive Officer, effective April 4, 2025, and did not receive an annual bonus with respect to 2024.

Equity Compensation

2024 Annual Equity Grants

In March 2024, the Company awarded stock options to each of our named executive officers under the 2023 Incentive Award Plan (the “2023 Plan”), as set forth in the table below.

Named Executive Officer	Options (1)
Marc Forth	2,951
Chad Oh	1,205
Alex Wilson	1,130

(1)	The stock options vest as to 25% of the total number of shares underlying the options on each anniversary of the grant date over a four-year period, subject to the employee’s continued service through the applicable vesting date.

2024 Retention Equity Grants

Additionally, in August 2024, the Company awarded one-time RSUs and stock options to each of our named executive officers under the 2023 Plan to promote retention, as set forth in the table below.  Other than the annual stock options set forth above and the one-time retention awards, we did not grant any other equity-based awards to our named executive officers in 2024.

Named Executive Officer	RSUs (1)	Options (2)
Marc Forth	6,538	17,446
Chad Oh	2,669	7,121
Alex Wilson	2,502	6,676

(1)	The RSUs vest as to 100% of the total number of shares underlying the RSUs on the second anniversary of the grant date, subject to the employee’s continued service through the applicable vesting date.
(2)	The stock options vest in equal monthly installments over the 18 months following the grant date, subject to the employee’s continued service through the applicable vesting date.

All of the incentive equity awards held by our named executive officers as of December 31, 2024 are further described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”

Clawback Policy

We have adopted a Clawback Policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by new SEC rules and NYSE American rules implemented pursuant to the Dodd-Frank Act, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation), as further described above in the section titled “Corporate Governance.”

Employee Benefits and Perquisites

Retirement Plans — 401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “IR Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We do not make matching contributions under our 401(k) plan.

Health/Welfare Plans.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

●	medical, dental and vision benefits;
●	short-term and long-term disability insurance; and
●	life insurance.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of our Common Stock, and the exercise price per share, as applicable, underlying outstanding equity incentive plan awards for certain of our named executive officers in effect as of December 31, 2024. Each stock option and RSU listed in the following table granted prior to 2024 was granted pursuant to the ABP Sub Inc. 2019 Incentive Award Plan (the “ABP 2019 Plan”), and each stock option and RSU listed in the following table granted in 2024 was granted pursuant to the 2023 Plan. In connection with the Subsidiary Merger, which was completed prior to the completion of the Business Combination, the outstanding equity awards granted by ABP Sub Inc. were converted into stock options or RSUs, as applicable, covering Old AEON common stock. In connection with the Business Combination, each outstanding option to purchase, and RSU covering, shares of Old AEON common stock, including the options and RSUs previously granted under the ABP 2019 Plan, held by service providers of Old AEON, were converted into an option or RSU, as applicable, to purchase shares of our Common Stock. Additionally, the awards below reflect the reverse-stock-split effective February 26, 2025 at a ratio of 1-for-72 that was approved at a Special Shareholder Meeting on February 24, 2025.

		Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Options Exercise Price		Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Units of Stock That Have Not Vested (1)
Marc Forth	11/20/2019	6/11/2019	13,481	-	(2)	$720.00	(3)	11/19/2029	-		-
	8/5/2020	7/1/2020	4,501	-	(2)	$720.00	(3)	8/4/2030	-		-
	9/9/2021	3/5/2021	3,035	1,012	(2)	$720.00	(3)	9/8/2031	-		-
	3/9/2022	3/9/2022	2,649	2,650	(2)	$720.00	(3)	3/8/2032	-		-
	3/9/2022	3/9/2022	1,348	1,349	(2)	$720.00	(3)	3/8/2032	-		-
	4/26/2023	4/26/2023	-	-		-		-	2,916	(6)	$113,374
	3/19/2024	3/19/2024	-	2,951	(2)	$1,036.80	(4)	3/18/2034	-		-
	8/31/2024	8/31/2024	3,876	13,570	(5)	$59.76	(4)	8/30/2034	-		-
	8/31/2024	8/31/2024	-	-		-		-	6,538	(7)	$254,197
Chad Oh	8/23/2021	5/31/2021	1,517	506	(2)	$720.00	(3)	8/23/2031	-		-
	3/9/2022	3/9/2021	800	800	(2)	$720.00	(3)	3/8/2032	-		-
	4/26/2023	4/26/2023	-	-		-		-	1,047	(6)	$40,707
	3/19/2024	3/19/2024	-	1,205	(2)	$1,036.80	(4)	3/18/2034	-		-
	8/31/2024	8/31/2024	1,582	5,539	(5)	$59.76	(4)	8/30/2034	-		-
	8/31/2024	8/31/2024	-	-		-		-	2,669	(7)	$103,771
Alex Wilson	8/23/2021	8/9/2021	809	270	(2)	$720.00	(3)	8/23/2031	-		-
	10/20/2021	10/20/2021	132	44	(2)	$720.00	(3)	10/19/2031	-		-
	3/9/2022	3/9/2022	740	741	(2)	$720.00	(3)	3/8/2032	-		-
	4/26/2023	4/26/2023	-	-		-		-	849	(6)	$33,009
	3/19/2024	3/19/2024	-	1,130	(2)	$1,036.80	(4)	3/18/2034	-		-
	8/31/2024	8/31/2024	1,483	5,193	(5)	$59.76	(4)	8/30/2034	-		-
	8/31/2024	8/31/2024	-	-		-		-	2,502	(7)	$97,278

(1)	Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our Common Stock on December 31, 2024, the last trading day of 2024, which was $38.88.
(2)	The stock option vests as to 25% of the shares underlying the option on each of the first four anniversaries of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.
(3)	The exercise price per share is equal to the fair market value of our Common Stock on the date of the Subsidiary Merger pursuant to the repricing of the stock options in connection with the Subsidiary Merger, and as converted in connection with the Business

Combination. In addition, the exercise price has been adjusted to reflect the Company's reverse stock split at a ratio of 72 to 1 that was effective on February 26, 2025.
(4)	The exercise price per share is equal to the fair market value of our Common Stock on the grant date, and as adjusted to reflect the Company's reverse stock split at a ratio of 72 to 1 that was effective on February 26, 2025.
(5)	The stock option vests in equal monthly installments over the 18 months following the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.
(6)	The RSUs vest, as applicable, as to 25% of the shares underlying the RSUs on each of the first four anniversaries of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.

(7)	The RSUs vest, as applicable, as to 100% of the shares underlying the RSUs on the second anniversary of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.

Executive Compensation Arrangements

We have entered into offers of employment letters or employment agreements (collectively, the “employment agreements”) with each of our named executive officers. The material terms of these agreements are described below.

Marc Forth

Effective upon the consummation of the Business Combination, we entered into an amended and restated employment agreement with Mr. Forth, our former President and Chief Executive Officer, which was in effect prior to his resignation in April 2025.

Pursuant to his amended employment agreement, Mr. Forth was entitled to receive a base salary of $550,000 per year and he was eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 100% of Mr. Forth’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under his amended employment agreement, if Mr. Forth was terminated without “cause” or he resigned for “good reason” (each, as defined in the amended employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he would have been eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination, (ii) a pro-rated annual bonus for the calendar year in which Mr. Forth’s employment was terminated based on the target level of achievement of any applicable performance goals or objectives and (iii) 12 months of company-paid continued coverage under our group health plans.

Mr. Forth’s employment agreement included a “best pay” provision under Section 280G of the IR Code, pursuant to which any “parachute payments” that become payable to him either would have been paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the IR Code, whichever results in the better after-tax treatment to Mr. Forth. The employment agreement was also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.

Chad Oh

Effective upon the consummation of the Business Combination, we entered into an employment agreement with Chad Oh, our Chief Medical Officer, which agreement became effective upon the consummation of the Business Combination.

The employment agreement for Dr. Oh provides for an annual base salary of $425,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 40% of Dr. Oh’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under the employment agreement, if Dr. Oh’s employment is terminated for any reason other than “cause” or as the result of death or “disability”, or if Dr. Oh terminates employment for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) six months of continued payments of his annual base salary over the 6-month period after the date of termination, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) six months of company-paid continued coverage under our group health plans.

If Dr. Oh’s employment is terminated for any reason other than “cause” or as the result of death or “disability,” or if Dr. Oh terminates employment for “good reason” within two months prior to or within 12 months after a Change in Control (as such term is defined in the 2023 Plan), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 12 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) 12 months of company-paid continued coverage under our group health plans.

The employment agreement also includes a “best pay” provision under Section 280G of the IR Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the IR Code, whichever results in the better after-tax treatment to the executive. The employment agreement is also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.

Alex Wilson

Effective upon the consummation of the Business Combination, we entered into an employment agreement with Alex Wilson, our Executive Vice President, Chief Legal Officer and Corporate Secretary, which agreement became effective upon the consummation of the Business Combination.

The employment agreement for Mr. Wilson provides for an annual base salary of $400,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 40% of Mr. Wilson’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under the employment agreement, if Mr. Wilson’s employment is terminated for any reason other than “cause” or as the result of death or “disability”, or if Mr. Wilson terminates employment for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) six months of continued payments of his annual base salary over the 6-month period after the date of termination, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) six months of company-paid continued coverage under our group health plans.

If Mr. Wilson’s employment is terminated for any reason other than “cause” or as the result of death or “disability,” or if Mr. Wilson terminates employment for “good reason” within two months prior to or within 12 months after a Change in Control (as such term is defined in the 2023 Plan), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 12 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) 12 months of company-paid continued coverage under our group health plans.

The employment agreement also includes a “best pay” provision under Section 280G of the IR Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the IR Code, whichever results in the better after-tax treatment to the executive. The employment agreement is also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.

Equity Award Timing Policies and Practices

Equity awards to employees, including the named executive officers, are typically granted in connection with the annual award process in the first quarter of each year, as well as to new hires in connection with their commencement of employment. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. For all stock option awards, the exercise price is the closing price of our common stock on the NYSE American on the date of the grant (or if the grant date is not a trading day, then on the immediately preceding trading day).

The following table sets forth information regarding stock option grants made to the named executive officers during fiscal year 2024 within the period commencing four business days prior to or the one business day following the filing by the Company of a Form 10-K, 10-Q or a Form 8-K that discloses material non-public information as required under Item 4.02(x) of Regulation S-K.

Name	Grant Date	Number of Securities Underlying the Award (1)	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award (2)

Percentage Change in the Closing
Market Price of the Securities
Underlying the Award Between the
Trading Day Ending Immediately
Prior to the Disclosure of MNPI and
the Trading Day Beginning
Immediately Following the
Disclosure of MNPI

Marc Forth	3/19/2024	2,951	$ 1,036.80	$ 1,601,994	-22.7%
Chad Oh	3/19/2024	1,205	$ 1,036.80	$ 653,869	-22.7%
Alex Wilson	3/19/2024	1,130	$ 1,036.80	$ 613,002	-22.7%

(1)	Represents stock options that vest as to 25% of the shares underlying the option on each of the first four anniversaries of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.
(2)	Represents the grant date fair value of stock options granted on March 19, 2024 computed in accordance with ASC Topic 718. For a discussion of valuation assumptions for the stock option grants, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of such awards in Note 10 Share based Compensation Stock Incentive Plans to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Director Compensation

Our Board has approved and implemented a compensation program for our non-employee directors, or the Director Compensation Program, which governed their compensation for 2024. The Director Compensation

Program provides for annual retainer fees and long-term equity awards for our non-employee directors, who we refer to as eligible directors.

Compensation under the program is subject to the annual limits on non-employee director compensation set forth in the 2023 Plan.

The Director Compensation Program consists of the following components:

Cash Compensation

●	Annual Retainer: $45,000
●	Annual Chairman Retainer: $25,000
●	Annual Committee Chair Retainer:
●	Audit: $15,000
●	Compensation: $10,000
●	Nominating and Corporate Governance: $7,500
●	Annual Committee Member (Non-Chair) Retainer:
●	Audit: $7,500
●	Compensation: $5,000
●	Nominating and Corporate Governance: $2,500

Annual cash retainers are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service.

Equity Compensation

●	Initial Grant: Upon initial appointment or election to the Board, each new eligible director automatically will be granted, on the date on which such eligible director is appointed or elected to serve on our Board, a stock option with a grant-date fair value of approximately $180,000. These initial grants will vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to the director’s continued service through the applicable vesting date.
●	Annual Grant: An eligible director who is serving on our Board as of the date of the annual meeting of AEON’s stockholders each calendar year will be granted, on such annual meeting date, a stock option with a grant-date fair value of approximately $150,000. Each annual grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such eligible director’s continued service through the applicable vesting date.

Awards to our non-employee directors will also vest in the event of a change in control (as defined in the 2023 Plan).

The following table sets forth information for the year ended December 31, 2024 regarding the compensation awarded to, earned by or paid to our directors who served on AEON’s board of directors during 2024. Marc Forth, our only employee director during 2024, received no compensation for his service as a member of the board. Mr. Forth’s compensation is described under “Executive Compensation” above. Ms. Thunen and Messrs. Carter, Fischer, Palmisano and Park each served as a non-employee director on the AEON’s board of directors during 2024. Each RSU and option award granted in 2024 was granted pursuant to the 2023 Plan.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Eric Carter	$57,500	$30,042	$431,070	$518,612
Jost Fischer	$87,500	$30,042	$313,998	$431,540
Robert Palmisano	$57,500	$30,042	$313,998	$401,540
Shelley Thunen	$62,500	$30,042	$313,998	$406,540
Shawn Park (2)	-	-	-	-

(1)	Amounts reflect the full grant date fair value of RSUs and stock options granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of such awards made to our directors in Note 10 Share based Compensation Stock Incentive Plans to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)	Mr. Park, who was appointed as a director of the AEON board effective April 12, 2024, is affiliated with Daewoong and did not receive compensation for his services as a director during 2024.

As of December 31, 2024, the following outstanding stock options (exercisable and unexercisable) and unvested RSUs were held by members of the AEON board:

		Options Outstanding at Fiscal Year End
Name	RSUs Unvested at Fiscal Year End	ABP 2019 Plan	2023 Plan
Eric Carter	501	290	2,494
Jost Fischer	990	876	2,381
Robert Palmisano	501	-	2,381
Shelley Thunen	501	-	2,381
Shawn Park	-	-	-

2024 Equity Awards

In March 2024, the AEON board approved the grant of stock options to purchase 226 shares of our Common Stock to each non-employee member of our board, except for Mr. Park, intended to represent the annual grants under the Director Compensation Program, pursuant to the 2023 Plan. Notwithstanding anything to the contrary in the Director Compensation Program, such stock options vest in substantially equal monthly installments over the one year following the grant date (and which will automatically vest and become exercisable in full upon a “change in control” (as defined in the 2023 Plan)), subject to continued service through the applicable vesting date.

Also in August 2024, in addition to the annual stock option grants pursuant to the Director Compensation Program, the AEON board approved the one-time grant of stock options to purchase 1,337 shares of our Common Stock to each non-employee member of our board, except for Mr. Park, pursuant to the 2023 Plan. Such stock options were granted to promote retention and vest in equal monthly installments over the eighteen months following the grant date, subject to continued service through the applicable vesting date.

Additionally, in August 2024 the AEON board approved the one-time grant of 501 RSUs to each non-employee member of our board, except for Mr. Park, pursuant to the 2023 Plan. Such RSUs were granted to promote retention and vest as to 100% of the shares underlying the RSUs on the second anniversary of the grant date, subject to continued service through the applicable vesting date.

Eric Carter Consulting Agreement

We had entered into a consulting agreement with Mr. Carter effective as of January 30, 2020 and amended as of January 30, 2020 and September 9, 2020, for his services related to our clinical programs. Pursuant to the agreement, in 2024, the AEON board approved the grant of stock options to Dr. Carter to purchase 113 shares of our Common Stock, which vest as to 25% on each of the first four anniversaries of the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024, with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (2)	124,584	(3)	$473.68	25,819	(4)
Equity compensation plans not approved by security holders	-		-	-
Totals	124,584			25,819

(1)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.
(2)	Consists of the ABP 2019 Plan, the 2023 Plan and the 2023 Employee Stock Purchase Plan (“ESPP”).
(3)	Includes shares subject to outstanding awards granted under the ABP 2019 Plan and 2023 Plan, of which 47,955 shares were subject to outstanding options and 11,398 shares were subject to outstanding RSU awards under the ABP 2019 Plan, and 51,016 shares were subject to outstanding options and 14,215 shares were subject to outstanding RSU awards under the 2023 Plan.
(4)	Includes 13,199 shares available for future issuance under the 2023 Plan and 12,619 shares available for future issuance under the ESPP. We are no longer permitted to grant awards under the ABP 2019 Plan; however shares forfeited under the ABP 2019 Plan will be added to the 2023 Plan. Our ESPP became effective in July 2023 in connection with the Business Combination, however, our ESPP has not yet been implemented and no offering periods were in effect as of December 31, 2024. The number of shares available for issuance under our 2023 Plan increases automatically on the first day of each calendar year of the Company beginning January 1, 2024 and ending on and including January 1, 2033, in an amount equal to the lesser of (i) 4% of the number of fully-diluted shares outstanding on the final day of the immediately preceding calendar year and (ii) such other number of shares determined by our Board. The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2024 and ending in 2033, in an amount equal to the lesser of (i) 1% of the number of fully-diluted shares outstanding on the final day of the immediately preceding calendar year and (ii) such other number of shares determined by our Board.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our Common Stock as of April 21, 2025:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of any class of our outstanding voting securities;
●	each of the Company’s directors and director nominees;
●	each of the Company’s named executive officers included in the Summary Compensation Table; and
●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or become exercisable within 60 days. Except as described in the footnotes below, we believe that based on the information furnished to us, each person and entity named in the table below has sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.

The number of shares of our Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of April 21, 2025, including through the exercise of stock options, settlement of restricted stock units and conversion of the Convertible Notes as noted in the table footnotes. The beneficial ownership of our Common Stock is based on 10,646,615 shares of our Common Stock issued and outstanding as of April 21, 2025.

Unless otherwise indicated below, the address for each beneficial owner listed is in the care of AEON Biopharma, Inc., 5 Park Plaza, Suite 1750, Irvine, CA 92614.

Name and Address of Beneficial Owner	Number of Shares	% of Ownership
5% Holders
Alta Partners LLC (1)	629,614	5.9%
Directors and Named Executive Officers (2)
Jost Fischer (3)	2,501	*	%
Eric Carter (4)	1,333	*	%
Robert Palmisano (5)	32,474	*	%
Shelley Thunen (6)	1,015	*	%
Marc Forth (7)	39,429	*	%
Chad Oh (8)	7,781	*	%
Alex Wilson (9)	6,236	*	%
Jennifer Sy (10)	696	*	%
Robert Bancroft	-	-
All directors and executive officers as a group (9 individuals)	91,465	*	%

*	Less than one percent
(1)	Based on information included in a Schedule 13G filed on March 10, 2025 by Alta Partners LLC. The business address of the reporting persons is 1205 Franklin Avenue, Garden City, New York 11530.

(2)	Unless otherwise noted, the business address applicable for this individual is 5 Park Plaza, Suite 1750, Irvine, CA 92614.
(3)	Consists of (i) 610 shares of Common Stock held of record by Mr. Fischer and (ii) 1,891 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 21, 2025.
(4)	Consists of 1,333 shares of Common Stock that would be issuable upon exercise of options held by Mr. Carter and exercisable as of or within 60 days of April 21, 2025.
(5)	Consists of (i) 31,459 shares of Common Stock held of record by Mr. Palmisano and (ii) 1,015 shares of Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 21, 2025. The business address for Mr. Palmisano is 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.
(6)	Consists of 1,015 shares of Common Stock that would be issuable upon exercise of options held by Ms. Thunen and exercisable as of or within 60 days of April 21, 2025.
(7)	Consists of (i) 972 shares of Common Stock held of record by Mr. Forth, (ii) 971 shares of Common Stock related to restricted stock units held of record by Mr. Forth that will be vested as of or within 60 days of April 21, 2025 and (iii) 37,485 shares of Common Stock that would be issuable upon exercise of options held by Mr. Forth and exercisable as of or within 60 days of April 21, 2025.
(8)	Consists of (i) 349 shares of Common Stock held of record by Dr. Oh, (ii) 348 shares of Common Stock related to restricted stock units held of record by Dr. Oh that will be vested as of or within 60 days of April 21, 2025 and (iii) 7,084 shares of Common Stock that would be issuable upon exercise of options held by Dr. Oh and exercisable as of or within 60 days of April 21, 2025.
(9)	Consists of (i) 283 shares of Common Stock held of record by Mr. Wilson, (ii) 282 shares of Common Stock related to restricted stock units held of record by Mr. Wilson that will be vested as of or within 60 days of April 21, 2025 and (iii) 5,671 shares of Common Stock that would be issuable upon exercise of options held by Mr. Wilson and exercisable as of or within 60 days of April 21, 2025.
(10)	Consists of 696 shares of Common Stock that would be issuable upon exercise of options held by Ms. Sy and exercisable as of or within 60 days of April 21, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than ten percent of our Common Stock to file with the SEC reports of their ownership and changes in their ownership of our Common Stock. To our knowledge, based solely on (i) review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2024 filed with the SEC and (ii) written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than ten percent of our Common Stock were filed on a timely basis during the year ended December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE American. Under such policy, a related person transaction, and any material amendment or modification to a related person transaction, will be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board.

In connection with the review and approval or ratification of a related person transaction:

●	Management will disclose to the Audit Committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and other material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

●	Management will advise the Audit Committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related person transaction; and

●	Related person transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended, or the Exchange Act, and related rules, and, to the extent required.

In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC and NYSE American.

A “related person transaction” is, subject to exceptions provided under SEC Regulation S-K, a transaction, arrangement or relationship in which AEON or its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	Any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

●	Any person who is known by AEON to be the beneficial owner of more than five percent (5%) of its voting stock; and

●	Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock.

Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Related Person Transactions

Daewoong Convertible Note Financing

On March 19, 2024, AEON and AEON Biopharma Sub, Inc., a subsidiary of the Company, entered into a subscription agreement (the “Subscription Agreement”) with Daewoong Pharmaceutical Co., LTD. (“Daewoong”) relating to the sale and issuance by the Company of senior secured convertible notes in the principal amount of up to $15.0 million (each a “Convertible Note” and together, the “Convertible Notes”), which are convertible into shares of our Common Stock, subject to certain conditions and limitations set forth in each convertible note.

Pursuant to the terms of the Subscription Agreement, on March 24, 2024, the Company issued and sold to Daewoong one Convertible Note in the principal amount of $5,000,000 (the “Initial Closing”). On April 12, 2024, the Company issued and sold to Daewoong a second Convertible Note in the principal amount of $10,000,000 (the “Subsequent Closing”).

The Subscription Agreement obligated the Company, following the Subsequent Closing, to appoint one designee of Daewoong to the Board to serve as a Class III director (with a term scheduled to expire at the Company’s 2026 annual meeting of stockholders), subject to a customary due diligence process by the Company, including a review of a completed questionnaire and background check and provided that the Daewoong designee would not be compensated for his or her service on the Board.

The Subscription Agreement also obligated the Company to include a proposal in the definitive proxy statement for its annual stockholder meeting for 2024 (the “2024 Annual Meeting”) soliciting approval by the Company’s stockholders of an affirmative vote for such meeting for approval of resolutions providing for the Company’s issuance of Common Stock that may be issued upon conversion of each Note (the “Underlying Common Stock”) in excess of the Conversion Cap (as defined in each Note) such that such Conversion Cap shall no longer apply in accordance with applicable law and the rules and regulations of NYSE American (the “Stockholder Approval”). If the Stockholder Approval is not obtained at the 2024 Annual Meeting, or if the Stockholder Approval obtained at the 2024 Annual Meeting is not sufficient to address the issuance by the Company of all Underlying Common Stock in excess of the Conversion Cap, then the Company shall again include a similar proposal for each subsequent annual stockholder meeting, or if requested by Daewoong, the Company shall call a special meeting of the stockholders to obtain Stockholder Approval to be held within ninety (90) days of such request and if the Stockholder Approval is not obtained at such special meeting, the Company shall again include a similar proposal for each subsequent annual stockholder meeting until Stockholder Approval is obtained that is sufficient to provide for the Company’s issuance of all Underlying Common Stock in excess of the Conversion Cap.

The Subscription Agreement also provides that within thirty (30) business days after the Initial Closing, the Company will file with the SEC a shelf Registration Statement on Form S-1 (or any short-form shelf registration statement available to the Company) (a “Shelf Registration Statement”), or shall amend an existing Shelf Registration Statement, to register the resale all of the shares of Common Stock issuable upon conversion of the Note Securities.

Security Agreement and Guaranty

The Convertible Notes are secured by a first priority security interest in substantially all of the Company’s assets and of the assets of the Guarantor, as evidenced by a security agreement (the “Security Agreement”) entered into on March 19, 2024, by and between the Company, AEON Sub and Daewoong, and a guarantee (the “Guaranty”) by AEON Sub of the obligations underlying the Subscription Agreement and each Convertible Note.

Amendment to License and Supply Agreement

On March 19, 2024, AEON entered into a Fourth Amendment to the License and Supply Agreement (the “License Agreement Amendment”) with Daewoong which modified the License and Supply Agreement between AEON and Daewoong (as amended, the “Original License Agreement”). Pursuant to the terms of the License Agreement Amendment, the Original License Agreement will terminate if, over any six month period, (a) AEON ceases to commercialize ABP-450 in certain territories specified in the Original License Agreement and (b) the Company ceases to advance any clinical studies of ABP-450 in such territories. The License Agreement Amendment also provides that, in the event that the Original License Agreement is terminated for the foregoing reasons, Daewoong will have the right to purchase all Know-How (as defined in the Original License Agreement) related to ABP-450 for a price of $1.00 (the “Termination Purchase Right”). The Termination Purchase Right will terminate and expire upon Daewoong’s sale of 50% of its Common Stock, including Common Stock held by its affiliates and Common Stock that would be issued upon any conversion Convertible Notes.

Indemnification under the Certificate of Incorporation and Bylaws; Indemnification Agreements

We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnities with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of shareholders to be held in 2026 (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Chief Legal Officer at our address (provided under the “Principal Executive Offices” section) not later than December 30, 2025.

Stockholders intending to present a proposal at our 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Legal Officer receive written notice from the registered shareholder of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than February 14, 2026 and no later than March 16, 2026. The notice must contain the information required by our Bylaws. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after June 14, 2026, then our Chief Legal Officer must receive such written notice not later than the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2026 Annual Meeting, we intend to file a proxy statement and proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the 2024 Annual Report by contacting the Company by telephone at (949) 354-6499 or in writing sent to AEON Biopharma, Inc., Attn: Chief Legal Officer, 5 Park Plaza, Suite 1750, Irvine, CA 92614.

2024 Annual Report

Our 2024 Annual Report, including our 2024 Form 10-K, is being mailed with this Proxy Statement.

Our 2024 Form 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

PRINCIPAL EXECUTIVE OFFICES

Our Chief Legal Officer is Mr. Alex Wilson. The mailing address and telephone number for our Chief Legal Officer and principal executive offices are:

AEON Biopharma, Inc.

Attention: Chief Legal Officer

5 Park Plaza

Suite 1750

Irvine, California 92614

Telephone: (949) 354-6499

By Order of the Board of Directors:

/s/ Robert Bancroft

Robert Bancroft

President, Chief Executive Officer and Director

Irvine, California

April 29, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V73811-P32936 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. AEON BIOPHARMA, INC. ATTN: CHIEF LEGAL OFFICER 5 PARK PLAZA, SUITE 1750 IRVINE, CA 92614 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AEON BIOPHARMA, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Eric Carter, Ph.D., M.D. 02) Jost Fischer Nominees: 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025. SCAN TO VIEW MATERIALS & VOTEw

V73812-P32936 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. AEON BIOPHARMA, INC. Annual Meeting of Stockholders June 13, 2025 at 10:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jennifer Sy, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEON BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time, on Friday, June 13, 2025, at 5 Park Plaza, Suite 1750, Irvine, CA 92614, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side